UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 200 Carillon Parkway, St. Petersburg, Florida (Address of Principal Executive Offices)	33-0499007 (I.R.S. Employer Identification Number) 33716-2325 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

SIGNATURES
Ex-99.1 Press Release

Item 7.  Financial Statements and Exhibits

     (c) Exhibit 99.1 – Press Release

Item 9.  Regulation FD Disclosure

     As further described in a press release issued on July 8, 2004, as attached hereto as Exhibit 99.1, Catalina Marketing Corporation announced today that Eugene P. Beard, 69, has been elected to the company’s board of directors, increasing the board to eight members. Mr. Beard will also serve as a member of the company’s audit committee and has been designated as the audit committee financial expert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

July 9, 2004	CATALINA MARKETING CORPORATION (Registrant)

/s/ Christopher W. Wolf Christopher W. Wolf Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release